Exhibit 99.1

21250 Hawthorne Blvd, Suite 800 Torrance, CA 90503 Tel. 310.214.0065 Fax 310.214.0075 www.emmauslifesciences.com

April 12, 2017

To: Joseph Moscato

President & Chief Executive Officer

4145 North Service Road, Suite 200

Burlington, Ontario

Canada L7L 6A3

CC: Mark A. Fletcher

Executive Vice-President & General Counsel

4145 North Service Road, Suite 200

Burlington, Ontario

Canada L7L 6A3

Dear Mr. Moscato and Mr. Fletcher,

Thank you for your consideration of Emmaus Life Sciences as Generex Biotechnology Corporation’s partner.  As we are about to enter into detailed negotiations of our contract for partnership, Emmaus’ Board of Directors have requested I resign as a Board of Director and Chairman at Generex Biotechnology Corporation.  This was discussed as a resolution at yesterday’s Board meeting and the resolution passed.

Therefore, I would like to tender my resignation as a member and Chair of the Board of Directors at Generex Biotechnology Corporation, immediately.

We are looking forward to a fruitful and successful discussion between Generex Biotechnology Corporation and Emmaus Life Sciences.

Sincerely,

/s/ Yutaka Niihara

Yutaka Niihara, MD, MPH
Chief Executive Officer and Chairman